EXHIBIT 21
ASCENA RETAIL GROUP, INC.

SUBSIDIARIES OF THE REGISTRANT

State of Incorporation
Subsidiaries of Ascena Retail Group, Inc.	or Formation

The Dress Barn, Inc.	Connecticut

Tween Brands, Inc. d/b/a “Justice”	Delaware

Charming Shoppes, Inc.	Pennsylvania

GC Fulfillment, LLC	Delaware

Etna Retail DC, LLC	Delaware

BackingBrands Solutions, LLC	Ohio

Ascena Trade Services, LLC	Delaware

ANN INC.	Delaware

Duluth Holdings, LLC	Minnesota

Duluth Real Estate LLC	Delaware

ASNA Value Fashion LLC	Delaware

933 Inspiration, LLC	Delaware

Subsidiaries of The Dress Barn, Inc.

DBX Inc.	New York

Dress Barn Credit Management, LLC	Virginia

Subsidiaries of Tween Brands, Inc.

Tween Brands Direct Services, Inc.	Ohio

Tween Brands Agency, Inc.	Ohio

Tween Brands Investment, LLC	Ohio

Tween Brands Marketing, Inc.	Ohio

Too GC, LLC	Ohio

Tween Brands Service Co.	Ohio

Ascena Global Sourcing Hong Kong Limited	Hong Kong

Worldwide Retail Holdings, Inc.	Delaware

Worldwide Retail Holdings, B.V.	Netherlands

Worldwide Retail Holdings, Cooperatief UA	Netherlands

Tween Brands Canada Stores Ltd.	Ontario, Canada

Ascena Global Sourcing (Shanghai) Limited	Shanghai, China

Kirkstone Company Limited	Hong Kong

FSHC, LLC	Delaware

Trimoland Limited	Hong Kong

Yardarm Trading Limited	Hong Kong

Ascena Retail Sourcing India Private Limited	India

Subsidiaries of Charming Shoppes, Inc.

Ascena Retail Holdings, Inc.	Ohio

ASNA Plus Fashion, Inc.	Delaware

C.S.F. Corp.	Delaware

Catalog Receivables LLC	Delaware

Catalog Seller LLC	Delaware

Catherines Stores Corporation	Tennessee

Catherines, Inc.	Delaware

Catherines #5124, Inc	Pennsylvania

Catherines #5147, Inc.	Florida

CCTM, Inc.	Delaware

Charming Shoppes of Delaware, Inc.	Pennsylvania

Charming Shoppes Receivables Corp.	Delaware

Charming Shoppes Seller, Inc.	Delaware

Charming Shoppes Street, Inc.	Delaware

Chestnut Acquisition Sub, Inc.	Delaware

Crosstown Traders, Inc.	Delaware

CS Holdco II Inc.	Delaware

CSGC, Inc.	Ohio

Lane Bryant Charities, Inc.	Pennsylvania

CSI Industries, Inc.	Delaware

CSPE, LLC	Pennsylvania

Fashion Apparel Sourcing, LLC	Delaware

Fashion Service LLC	Delaware

Fashion Service Fulfillment Corporation	Delaware

Charming Sales Co. Two, Inc.	Wisconsin

Charming Sales Co. Four, Inc.	Wisconsin

Charming Sales Co. Three, Inc.	Wisconsin

Charming Sales Co. One, Inc.	Wisconsin

Lane Bryant #6243, Inc.	Florida

Lane Bryant Outlet 4106, Inc.	California

Lane Bryant of Pennsylvania, Inc.	Pennsylvania

Lane Bryant Purchasing Corp.	Ohio

Lane Bryant, Inc.	Delaware

PSTM, Inc.	Delaware

Sonsi, Inc.	Delaware

Spirit of America, Inc.	Delaware

Winks Lane, Inc.	Pennsylvania

Subsidiaries of ANN INC.

AnnTaylor, Inc.	Delaware

Annco, Inc.	Delaware

AnnTaylor Retail, Inc.	Florida

ANN Cards Services, Inc.	Florida

AnnTaylor Distribution Services, Inc.	Delaware

ANN Canada Inc.	Canada (federal)

AnnTaylor Sourcing Far East Limited	Hong Kong

AnnTaylor of Puerto Rico, Inc.	Puerto Rico

Subsidiaries of BackingBrands Solutions, LLC

BackingBrands Buying Agent, LLC	Ohio